UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2011 (June 6, 2011)
SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463

(State or other jurisdiction of	Commission File Number	I.R.S. Employer Identification No.
incorporation)

5400 Westheimer Court,
Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 627-5400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-4.1
EX-4.2
EX-5.1

Item 1.01 Entry into a Material Definitive Agreement
     On June 6, 2011, Spectra Energy Partners, LP (the “Partnership”) and certain of its subsidiaries, together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters, relating to the public offering of $250 million aggregate principal amount of the Partnership’s 2.95% senior notes due 2016 (the “2016 Notes”) at a price to the public of 99.778% of the face amount of the 2016 Notes and $250 million aggregate principal amount of the Partnership’s 4.60% senior notes due 2021 (the “2021 Notes”) at a price to the public of 99.967% of the face amount of the 2021 Notes (collectively, the “Notes”).
     The offering of the Notes closed on June 9, 2011. Net proceeds from the offering will be used to repay all of the outstanding borrowings under the Partnership’s term loan, repay all but approximately $40.0 million of the funds borrowed under the Partnership’s credit facility and the balance for general partnership purposes.
     The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-158097), which became effective on May 19, 2009.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Relationships
     From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In addition, J.P. Morgan Securities LLC or its affiliates are a customer of the Partnership in the ordinary course of business. Affiliates of the underwriters are lenders under the Partnership’s credit facility.
First Supplemental Indenture for 2.95% Senior Notes due 2016 and 4.60% Senior Notes due 2021
     On June 9, 2011, the Partnership completed the public offering of the Notes.
     The terms of the Notes are governed by the Indenture, dated as of June 9, 2011 (the “Base Indenture”), by and among the Partnership and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of June 9, 2011 (the “First Supplemental Indenture”), between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.” The 2016 Notes will accrue interest at 2.95% per annum from June 9, 2011 until maturity, on June 15, 2016. The 2021 Notes will accrue interest at 4.60% per annum from June 9, 2011 until maturity, on June 15, 2021. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2011.
     The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to the date that is one month prior to the maturity date of the 2016 Notes or three months prior to the maturity date of the 2021 Notes, at the redemption price as set forth in the First Supplemental Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness, effectively junior in right of payment to the Partnership’s existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness and senior to any subordinated debt that the Partnership may incur.
     The Indenture contains covenants that will limit the ability of the Partnership and any of its Principal Subsidiaries (as defined in the Indenture) to create liens on their principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of their properties or assets to another entity.
     The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) failure by the Partnership for 60 days after notice to comply with any of its other agreements in the Indenture and (iv) certain events of bankruptcy or insolvency with respect to the Partnership. If an event of default occurs and is continuing with respect to any series of Notes, the trustee or the holders of not less than 25% in principal amount of such series of outstanding may declare such Notes to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the trustee or any holders of such Notes.
     Other material terms of the Notes, the Indenture and the First Supplemental Indenture are described in the prospectus supplement dated June 6, 2011, as filed by the Partnership with the Securities and Exchange Commission on June 7, 2011. The foregoing descriptions of the Base Indenture and the First Supplemental Indenture are qualified in their entirety by reference to the full text of the Base Indenture and the First Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 6, 2011, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters named therein

4.1	Indenture, dated June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 2.95% Senior Notes due 2016 (included in Exhibit 4.2).

4.4	Form of 4.60% Senior Notes due 2021 (included in Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP
By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general
partner (Registrant)

June 9, 2011	By:	/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 6, 2011, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBS Securities Inc., as representatives of the several underwriters named therein

4.1	Indenture, dated June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee.

4.2	First Supplemental Indenture, dated June 9, 2011, between Spectra Energy Partners, LP, as Issuer and Wells Fargo Bank, National Association, as Trustee.

4.3	Form of 2.95% Senior Notes due 2016 (included in Exhibit 4.2).

4.4	Form of 4.60% Senior Notes due 2021 (included in Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

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